SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

               [X] Current Report Pursuant to Section 13 OR 15(d)
                     of the Securities Exchange Act of 1934

                                January 3, 1997
                                (Date of Report)


                         Commission file number: 0-28354

                             Great Lakes REIT, Inc.

             (Exact name of Registrant as specified in its Charter)

                Maryland                          36-3844714
        (State or other jurisdiction    (I.R.S. Employer identification no.)
         of incorporation organization)

               823 Commerce Drive, Suite 300, Oak Brook, IL 60521
               (Address of principal executive offices) (Zip Code)

                                (630) 368 - 2900
              (Registrant's telephone number, including area code)

               2311 West 22nd St., Suite 109, Oak Brook, IL 60521
              (Former address of principal executive offices) (Zip Code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No






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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITIONS

On December 27, 1997, Great Lakes REIT, Inc. (the "Company") acquired a 270,000 square foot twelve-story, class A office building located at 1900 East Golf Road, Schaumburg, Illnois ("Centennial Center"). Originally constructed in 1980, Centennial Center affords not only a distinctive Skidmore, Owings & Merrill setback design, but also a Z-shaped service core which give maximum flexibility in space planning. Centennial Center is situated on East Golf Road, directly across the street from the 2.7 million square foot Woodfield Mall, one of the country's premier super regional malls. The property features a two-story main lobby with imported Italian marble walls and terrazzo flooring. The building contains 259,730 rentable square feet and is currently 96% leased.


TERMS OF PURCHASE

Centennial Center was purchased from an unaffiliated third party for approximately $24 million. Funds for the purchase came from a borrowing under the Company's existing secured line of credit with the First National Bank of Boston (as agent).

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

As of the date of this 8-K, the financial statements and proforma financial information related to this property are not available but will be filed by the Company on Form 8-K not later than March 12, 1997.


         No information is required under Items 1,3,4, and 6, and these items have therefore been omitted.



By:    /s/ Richard L. Rasley
Richard L. Rasley, Secretary


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